UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2020

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.Regulation FD Disclosure

Acer Therapeutics Inc. (the “Company”) has updated its Corporate Presentation that will be available on the Investor Relations page of the Company’s website at https://acertx.com/investor-relations and will be used at investor and other meetings. A copy of the updated Corporate Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company does not undertake to update this presentation.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.Other Events.

The Company recently received feedback from the U.S. Food and Drug Administration (FDA) about its development program for ACER-001, the Company’s taste-masked formulation of sodium phenylbutyrate being developed for treatment of certain inborn errors of metabolism, including Urea Cycle Disorders (UCDs). As a result of that feedback, the Company intends to continue its development of ACER-001, including with the following refinements:

(i)

Because BUPHENYL® is labeled for administration with food and a food effect has been observed with ACER-001, the Company plans to conduct a bioequivalence (BE) trial in healthy subjects, comparing the pharmacokinetics of BUPHENYL® and ACER-001, both under fed conditions. The results of that BE study would be included as a part of the Company’s planned New Drug Application (NDA) submission under the Section 505(b)(2) regulatory pathway for ACER-001 in the treatment of UCDs, where ACER-001 is administered with food. The Company intends to complete that BE study in the first quarter of 2021, consistent with its intention to submit an NDA for ACER-001 under fed conditions in the second quarter of 2021.

(ii)

The Company also plans to evaluate potential development of ACER-001 for administration under fasted or pre-meal conditions, which would require additional clinical pharmacokinetic, safety and efficacy studies, and potentially other clinical and nonclinical studies, in order to provide the necessary evidence of safety and efficacy of ACER-001 to be considered for FDA approval for administration under fasted or pre-meal conditions.

The planned submission of the Company’s NDA for ACER-001 remains subject to a successful BE study outcome under fed conditions, positive stability and non-clinical data, and any further guidance from FDA, in addition to the availability of necessary capital. There can be no assurance that the Company will submit an NDA for any indication, whether for fed or fasted / pre-meal administration, or that, if submitted, it would be accepted for filing or ultimately approved by FDA. The information in this Item 8.01 is based on management’s current expectations and involves risks and uncertainties, including but not limited to further guidance or requirements from FDA. Actual results and performance could differ materially. Disclosure regarding those risks and uncertainties is included in the Company’s SEC filings, including its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Acer Therapeutics Inc. Corporate Presentation, September 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 1, 2020	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Operating Officer and Chief Financial Officer

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